We have issued our report dated March 12, 1998, accompanying the consolidated financial statements included in the Annual Report of CHS Electronics, Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of CHS Electronics, Inc. on Form S-3 (File No. 333-29779, effective July 25, 1997) and on Forms S-8 (File No. 333-40537, effective November 19, 1997; File No. 333-40545, effective November 19, 1997; File No. 333-40547, effective November 19, 1997; File No. 33-19853, effective January 15, 1997).

GRANT THORNTON LLP

Miami, Florida
March 12, 1998